UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2007
Parallel Petroleum Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-13305	75-1971716

(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701

(Address of principal executive offices)	(Zip code)
(432) 684-3727

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     Purchase Agreement. On July 26, 2007, Parallel Petroleum Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) among the Company and Jefferies & Company, Inc., Merrill, Lynch Pierce Fenner and Smith Incorporated and BNP Paribas Securities Corp. (the “Initial Purchasers”), relating to the sale and issuance of $150,000,000 principal amount of 10 1/4% Senior Notes due 2014 (the “Notes”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions. The Initial Purchasers or their respective affiliates have provided, and may in the future from time to time provide, financial advisory, investment banking or commercial banking services to us or our affiliates, for which they have received, and we expect will receive, customary fees. In particular, an affiliate of BNP Paribas Securities Corp. acts as agent and lender under our first lien revolving credit facility and our second lien term loan facility and have received and will continue to receive fees for their services.
     The Purchase Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
     Indenture. On July 31, 2007, the Notes were issued pursuant to the Indenture dated July 31, 2007 between the Company and Wells Fargo Bank, National Association, as Trustee (the “Indenture”) in a transaction exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to Institutional Accredited Investors pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     The Company intends to use the net proceeds from the issuance to repay outstanding indebtedness under its existing credit agreement and second lien term loan facility.
     Interest on the Notes of 10 1/4% per annum on the principal amount of the Notes is payable semi-annually on February 1 and August 1 of each year to holders of record at the close of business on the preceding January 15 and July 15, respectively, commencing on February 1, 2008. The Notes will mature on August 1, 2014. The Notes are the Company’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior indebtedness and are effectively subordinated in right of payment to all of the Company’s existing and future secured indebtedness, including debt of its senior credit agreement.
     On or after August 1, 2011, the Company may redeem all or a part of the Notes at any time or from time to time at the following redemption prices (expressed as percentages of the principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date, if redeemed during the 12-month period beginning August 1 of the years indicated:

Year	Redemption Price
2011	105.125%
2012	102.563%
2013	100.000%
     Prior to August 1, 2010, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Notes, at a redemption price of 110.25% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more equity offerings; provided, that (i) at least 65% in aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related equity offering.

     In addition, at any time prior to August 1, 2011, the Company may redeem all or part of the Notes at a redemption price equal to:
     (i)     100% of the principal amount thereof, plus
     (ii)     the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, the redemption date.
     If the Company experiences a Change of Control (as defined in the Indenture), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.
     Upon an Event of Default (as defined in the Indenture), the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal of, premium, if any, accrued and unpaid interest, if any, and liquidated damages, if any, on all the Notes to be due and payable immediately.
     The Indenture restricts the Company’s ability and any future subsidiaries to:
•	transfer or sell assets;

•	make investments;

•	pay dividends, redeem subordinated indebtedness or make other restricted payments;

•	incur or guarantee additional indebtedness or issue disqualified capital stock;

•	create or incur liens;

•	incur dividend or other payment restrictions affecting certain subsidiaries;

•	consummate a merger, consolidation or sale of all or substantially all of our assets;

•	enter into transactions with affiliates; and

•	engage in businesses other than the oil and gas business.
     These covenants are subject to a number of important exceptions and qualifications.
     The Indenture and the Notes are included herein as Exhibits 4.1, 4.2, 4.3 and 4.4 and are incorporated herein by reference. The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such document.
     Registration Rights Agreement. On July 31, 2007, the Company entered into a Registration Rights Agreement among the Company and the Initial Purchasers relating to the Notes. The Company will use its commercially reasonable efforts to prepare and, not later than 180 days after the date of original issue of the Notes, file an exchange offer registration statement with the Securities and Exchange Commission (“SEC”) with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Company shall use its reasonable best efforts to have such registration statement declared effective by the SEC within 210 days after July 31, 2007. Additionally, the Company has agreed to promptly commence the exchange offer after such registration statement is declared effective by the SEC and to keep such exchange offer open for at least 20 business days after notice is mailed to the holders of the Notes. The Company has agreed to use its reasonable best efforts to keep the exchange offer registration statement effective and to amend and supplement the prospectus contained therein.
     The Registration Rights Agreement is included herein as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of the Registration Rights Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.
     Third Amendment to Third Amended and Restated Credit Agreement. In connection with the Company’s notes offering, on July 31, 2007, the Company also entered into a Third Amendment to the

Third Amended and Restated Credit Agreement (the “Third Amendment”) by and among the Company, Citibank, N.A., BNP Paribas, Western National Bank, Compass Bank, Comerica Bank, Bank of Scotland and Fortis Capital Corp. (collectively, the “Lenders”). The Third Amendment amended the Company’s revolving credit agreement by and among the Company and the Lenders, dated as of December 23, 2005, as amended by First Amendment to Third Amended and Restated Credit Agreement and Consent dated August 18, 2006 and by Second Amendment to Third Amended and Restated Credit Agreement dated July 10, 2007 (the “Revolving Credit Agreement”) by, among other things:
•	reducing the borrowing base from $190.0 million to $150.0 million;

•	providing that the Company’s ratio of Consolidated Funded Debt to Consolidated EBITDA (as defined in the Revolving Credit Agreement) shall not exceed (i) 4.25 to 1.00 during the year 2007; (ii) 4.00 to 1.00 during the year 2008; or (iii) 3.50 to 1.00 during the year 2009 and thereafter, in each case calculated at the end of each fiscal quarter using the results of the twelve-month period immediately preceding the end of each such fiscal quarter;

•	allowing for the issuance and sale of the Notes; and

•	providing that an event of default under the Notes will also constitute an event of default under the Revolving Credit Agreement.
     The Third Amendment is included herein as Exhibit 10.3 and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to such document.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information in Item 1.01 is hereby incorporated by reference in this Item 2.03.
Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits

4.1	Indenture, dated July 31, 2007.
4.2	Rule 144A 10 1/4% Senior Notes due 2014
4.3	IAI 10 1/4% Senior Notes due 2014
4.4	Regulation S 10 1/4% Senior Notes due 2014
10.1	Purchase Agreement, dated July 26, 2007
10.2	Registration Rights Agreement, dated July 31, 2007
10.3	Third Amendment to Third Amended and Restated Credit Agreement
* * * * *

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARALLEL PETROLEUM CORPORATION
Date: August 1, 2007
	By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated July 31, 2007.
4.2	Rule 144A 10 1/4% Senior Notes due 2014
4.3	IAI 10 1/4% Senior Notes due 2014
4.4	Regulation S 10 1/4% Senior Notes due 2014
10.1	Purchase Agreement, dated July 26, 2007
10.2	Registration Rights Agreement, dated July 31, 2007
10.3	Third Amendment to Third Amended and Restated Credit Agreement